Exhibit 10.1
                     NOTICE OF RESTRICTED STOCK UNIT AWARD

                           Name: Michael T. Theilmann

Restricted Stock Unit Grant
-----------------------------
A restricted stock unit award for 17,971 units was granted to you on June 1, 2005. Each restricted stock unit shall at all times be deemed to have a value equal to the then-current fair market value of J. C. Penney Company, Inc. ("Company") Common Stock of 50(cent) par value ("Common Stock"). This grant is subject to all the terms, rules, and conditions of the J. C. Penney Company, Inc. 2005 Equity Compensation Plan ("Plan") and the implementing resolutions approved by the Human Resources and Compensation Committee of the Board of Directors.

The restricted stock unit award shall vest in accordance with the following schedule provided you are still actively employed on the vesting dates with no interruption of employment with the Company:

----------------------------------        --------------------------------
                                          Number of Restricted Stock Units
      Scheduled Vesting Date                           Vesting
----------------------------------        --------------------------------
      June 1, 2015                                  8,985
----------------------------------        --------------------------------
      June 1, 2020                                  4,493
----------------------------------        --------------------------------
      June 1, 2025                                  4,493
----------------------------------        --------------------------------
You will be eligible to be credited with a quarterly distribution of an amount equivalent to the dividend declared on Common Stock on the restricted stock units until such time as the units are converted to shares of Common Stock. Any such dividends shall be converted into a number of additional restricted stock units equal to the aggregate dividend which would have been paid with respect to the number of restricted stock units then credited to you under this grant divided by the closing price of the Company Stock on the New York Stock Exchange on the day on which such dividends are paid. Any such additional restricted stock units shall vest and be paid out along with the underlying restricted stock units.

Employment Termination
-----------------------
If your employment terminates due to death, Disability, involuntary termination without cause, or voluntary retirement on or after the attainment of age 55, the restricted stock unit grant will immediately vest with no further restrictions. Upon any other termination, any unvested restricted stock units will be forfeited. The beneficiary listed on your J. C. Penney Company, Inc., Company-Paid Life Insurance Beneficiary Designation Form will receive the vested shares covered by the restricted stock unit award in the case of termination of employment due to death. If your termination occurs for reasons other than death, you will be required to wait until six months after such termination date before receiving such vested shares.

Taxes and Withholding
------------------------
At the time the restricted stock units vest, the Company will issue to you, in cancellation of the restricted stock units, shares of Common Stock. The fair market value of the shares (the opening JCPenney stock price on the NYSE multiplied by the number of vested shares) will be included in your W-2 form and the Company will be required to withhold applicable taxes on such shares. The Company may collect any withholding taxes due by requesting you send the withholding amount, by deducting the required amount from your paycheck or other payment or by retaining and canceling the number of vested shares equal to the value of the required tax withholding.

Transferability
---------------
Any non-vested restricted stock units are non-transferable.

Effect on Other Benefits
--------------------------
The value of the shares covered by the restricted stock unit grant will not be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to Company associates.

Change of Control
------------------
The restricted stock unit award vests immediately without regard to the vesting dates listed above upon a Change of Control of the Company (as defined in Attachment A).

Administration
----------------
The Human Resources and Compensation Committee of the Company's Board of Directors has full authority and discretion to decide all matters relating to the administration and interpretation of the Plan and this award and all such Committee determinations shall be final, conclusive, and binding.